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                                            Exhibit (5)
                                            Unicom Corporation
                                            Form S-8 File No. 333-


                        [LETTERHEAD OF SIDLEY & AUSTIN]


                                 May 30, 1996



Unicom Corporation
10 South Dearborn Street, 37th Floor
P. O. Box A-3005
Chicago, Illinois  60690-3005

     Re:  200,000 Shares of Common Stock, no par value,
          to be issued pursuant to the Unicom Corporation
          1996 Directors' Fee Plan
          -----------------------------------------------

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by Unicom Corporation, an Illinois corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 200,000 shares of Common Stock, without par value (the "New Common Stock"), of the Company to be issued pursuant to the Unicom Corporation 1996 Directors' Fee Plan (the "Plan").

     We are familiar with the Articles of Incorporation and By-laws of the Company currently in effect and the resolutions adopted to date by the Board of Directors of the Company relating to the Plan and the Registration Statement.

     In this connection, we have examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered
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relevant and necessary as a basis for the opinions set forth herein. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

          Based on the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Illinois.

          2. The shares of the New Common Stock will be legally issued, fully paid and non-assessable when (i) the Registration Statement shall have become effective under the Securities Act and (ii) certificates representing such shares shall have been duly executed, countersigned and registered and duly delivered to the participants in the Plan in accordance with the provisions thereof.

          This opinion is limited to the laws of the State of Illinois and the federal laws of the United States of America.

          We do not find it necessary for purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the "Blue Sky" or securities laws of the various states to the issuance of the New Common Stock.

          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                       Very truly yours,

                                       Sidley & Austin